Exhibit 10.42


                       OPERATIONS AND MANAGEMENT AGREEMENT
                                     for the
              McKinley County, New Mexico Adult Detention Facility

     This Operations and Management Agreement for the McKinley County, New Mexico Adult Detention Facility (the "Agreement") is made as of the 3rd, day of October, 1996, by and between Correctional Services Corporation, 1819 Main Street, Suite 1000, Sarasota, Florida 34236, (the "Contractor") and McKinley County New Mexico, 210 West Hill Avenue, Gallup, New Mexico 87301 (the "County"), a governmental entity of the State of New Mexico, upon the terms, conditions and provisions herein set forth.

                                   WITNESSETH

     WHEREAS, the County has made provisions for the financing and construction of an adult detention facility in McKinley County, New Mexico, which Facility, exclusive of courtrooms, county, city and state offices, shall be known as the McKinley County Adult Detention Facility (the "Facility"); and, WHEREAS, the County desires to enter into a contract under which the Contractor shall operate, maintain and manage the Facility in compliance with all applicable
Federal, State and Local laws and ordinances; and, NOW THEREFORE, in consideration of the mutual rights, duties, benefits and obligations herein exchanged, the parties hereto covenant, agree and bind themselves as follows:

                                   ARTICLE ONE
                                    Purposes

     1.01 The Contractor shall manage, supervise and operate the Facility for the County and receive, supervise and care for each inmate that is assigned to the Facility by the County pursuant to applicable law. The Contractor shall accept inmates that are assigned by the County, from a jurisdiction that enters into a Joint Powers Agreement with the County to reserve space for the on-going placement of inmates in the Facility, or a jurisdiction that contracts with the County on a limited basis to house one or more individuals in the Facility.

     1.02 The Contractor shall manage and supervise the Facility to remain in compliance with all local, State and Federal health, fire and safety codes and shall document such compliance at the beginning of each fiscal year. Such documentation shall consist of certificates from the local health department, Fire Marshal and building inspector and copies thereof shall be forwarded to the County as required or requested. The Facility shall be managed, operated maintained and utilized in conformance and compliance with applicable law, the standards and regulations of the American Corrections Association, or County standards, whichever is higher.

     1.03 The Contractor shall work cooperatively with the County and agrees that the County shall have the right to inspect the Facility prior to the placement of any inmate and that there shall be no


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placements  made  until  both  the  Contractor  and  the  Facility  are  in compliance with all contract provisions, and all standards or regulations of the County.

     1.04 Youthful offenders subject to the Juvenile Code shall not be accepted into the Facility.



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                                   ARTICLE TWO
                                      Term

     2.01 This Agreement is effective on the date set forth in the initial paragraph of this Agreement. The ordinal term of this Agreement shall be three(3) years and such term shall commence on the date the first inmate shall occupy the Facility and shall end on the third anniversary date thereafter.

     2.02 The County and the Contractor may negotiate renewal of the Agreement for an additional term of two years. Per diem rate, for daily fees for operational and management services, increases shall be based on the increases found in the Department of Labor s CPI-W index with the base year being 1997.

     2.03 The County may unilaterally terminate this Agreement at any time only for reason of Contractors failure to operate or cause the operation of the Facility in compliance with the terms of this Agreement, State law, the applicable rules and procedure of the County and/or the applicable standards of the ACA, or default under this Agreement. However, prior to any such termination, the County shall give written notice by certified mail to the Contractor of such deficiency. Deficiencies shall be corrected within 30-90 days as specifically stated in the notice. Within ten days, the Contractor shall submit a plan of corrections to the County indicating action to be taken and the time frame for full compliance. The County shall review the plan of correction and shall either concur with the plan or identify corrective actions to be taken and the time frame for completion. At the end of the specified time frame, the County may again inspect for deficiencies at the Facility to ensure compliance with the plan. Deficiencies that remain uncorrected may cause a one percent penalty per day for that day's billable man-days to be imposed against the monthly invoice of the Contractor until deficiencies are corrected.

     2.04 The County may, upon 30-days written notice to the Contractor, unilaterally terminate this Agreement on or after the second anniversary of the effective date set forth in the initial paragraph of this Agreement. The County shall give written notice by certified mail to the Contractor of such notice.

     2.05 The Contractor may, upon 90-days written notice to the County, unilaterally terminate this Agreement on or after the second anniversary of the effective date set forth in the initial paragraph of this Agreement. The Contractor shall give written notice by certified mail to the County of such notice.



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                                  ARTICLE THREE
                           Facility Costs and Payments

     3.01 The Contractor shall submit to the County or its designee, no later than the third day of each month, a billing for inmates assigned from the 16th day to the last day of the previous month, and no later than the 18th day of each month, a billing for inmates assigned from the first day to the 15th day of the current month.

     3.02 The Contractor shall participate in an annual program evaluation and annual audit of the Facility including the maintenance and availability of accurate and up-to-date program, and inmate trust fund financial records for inspection. The first evaluation and audit shall be conducted no later than the eleventh (llth) month after the commencement of operations.

     3.03 During the term of this Agreement, the County shall pay the Contractor $35.00 per inmate per day for the operation and management services set forth herein; which includes gross receipts tax (The term "day" means a twenty-four hour period, or part thereof, beginning at 12 o'clock midnight-12:00 a.m.)

     3.04 The County reserves the right to withhold or require return of funds upon substantial noncompliance with applicable regulations, standards, policies or this Agreement if the Contractor fails to remedy or cure the noncompliance within 30 days of written notice from the County, as required in Paragraph 2.03.

     3.05 The County Auditor shall make payments to the Contractor on the eighth and twenty-third days of each month; based on the billings and invoices given to the County by the Contractor on the 3rd and 18th day of each month.

     3.06 Services that are desired by the County, or a jurisdiction in contract with the County for detention services, that are not included in this Agreement, shall be negotiated for between the County and the Contractor. Additional charges for services not in the Agreement shall be as agreed upon between the Contractor and the County and placed in an addendum to this Agreement.

     3.07 The Contractor may enter into Agreement with vendors for inmate telephone service and commissary operations at their option; during, the term of the contract. All commission from inmate telephone service and income from commissary operations may be utilized at the Contractor's discretion. The cost to the inmates for commissary items shall be based on actual cost of goods plus taxes and reasonable mark-ups for overhead and personnel. Sales prices for goods shall be comparable to that available in local retail store for the same or similar goods. Inmate telephone service shall be in accordance with regulations of the Public Utilities Commission.

     3.08 Within 10 working days after the execution of the Agreement,


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Contractor  shall  open an  Operating  Account,  in the name and  under the control of the Contractor, at a bank located within the City of Gallup, New Mexico, and deposit, or cause to be deposited, the amount of $500,000 as an Operating Reserve (the "Operating Reserve"). Once operations have commenced, Contractor may, during the course of operating the Facility, draw against these funds to an amount equal to an amount then due Contractor by County. This Operating Reserve shall be maintained, allowing for the previous sentence, at this minimum level for 180-days past the commencement date of this Agreement.



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                                  ARTICLE FOUR
                            Duties of the Contractor



     4.01 The Contractor  Shall manage and shall operate and provided,  or cause
the  operation  and  provision  under   Contractor's   supervision  and  primary
responsibility:

     A. The documentation of all agreements or contracts of the County with other jurisdictions to assure the documentation reasonably necessary for each such contract is complete and that any such contract or Agreement is not inconsistent with the terms of this Agreement, prior to the housing of any inmate in the Facility pursuant to a contract between the County and another jurisdiction.

     B. All services, supplies, amenities, -benefits and equipment necessary to comply with the terms of this Agreement and all contracts with other jurisdictions for the housing of inmates meet or exceed State law requirements, the rules and procedures promulgated by the County and the applicable standards of the ACA. Should the Agreement between the county and the contractor be terminated for any reason, at any time, those supplies and the equipment purchased by the Contractor, and utilized in the daily operation of the Facility, remain the property of the Contractor. The supplies and equipment furnished by the developer or the County shall remain the property of the County.

     C. Intake facilities and inmate accounting which may encompass bookkeeping, recordkeeping end billings, system of controls, identification systems and records, communication interface with law enforcement agencies, and such statistical records as may be required by law.

     D. Attendants to control ingress and egress, maintain the requisite level of internal security and to monitor the activities of the inmates within the Facility.

     E. Food and beverage services shall be provided in accordance with all applicable standards, sanitation and health codes and individualized and special needs. All menus shall be planned and reviewed in advance by a registered dietitian or physician. Meals shall meet the dietary requirements of the U.S. Department of Agriculture; unless some other standard is required by the County. Menu and food service plans shall be prepared, and a schedule shall be followed whenever possible. Menu plans shall be kept for one year. The menus shall contain a variety of foods and recognize special occasions and holidays. The quality of food and beverage service provided will be periodically reviewed by the County or its designee, and the Contractor shall correct any failure to meet the foregoing standards noted by the County or its designee within 72 hours. Special diets shall be provided to


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inmates on the  recommendation  of a  physician  or dentist and for inmates whose religious beliefs require it to be provided. Staff members shall supervise inmates during meals. Inmates will be provided three meals each day, two of which shall be hot meals. No more than 14 hours may lapse between the evening meal and breakfast, unless a snack is provided.

     F. Clothing shall be provided to inmates at least in accordance with County standards and shall be adequate according to climate, sex, height and weight of the inmate. Inmates shall be provided with the opportunity to shower daily and hygiene supplies shall be provided to inmates.

     G. Laundry service for inmates shall be provided in accordance with standards. Inmates may exchange linens once each week, clean towels twice each week, and clean clothing two times per week.

     H. Procurement and purchasing.

     I. Recreational services.

     J. Bookkeeping and financial accounting.

     K. Basic medical care.

     L. Training of personnel employed at the Facility, including such security, professional, law enforcement and cultural sensitivity training and education as may be required by the County, applicable ACA standards, the terms of this Agreement, third party contracts or agreements by the County, and the terms of all insurance policies applying to the Facility.

     M. All repair, upkeep, maintenance and cleaning.

     N. All personnel services, miscellaneous supplies and benefits necessary to the operations of the Facility, or care and control of inmates; including toiletries and hygiene supplies.

     0. Payment of all utility charges and fees.

     P. An inventory of the Facility furnishings at start up, and thereafter keep, maintain and replace such furnishings, fixtures, and equipment furnished by the County or the Developer with equivalent quality.

     Q.Proper bedding, to each inmate and personal property storage

     R. The provision of all such other services or tangible things that are necessary to care for the inmates housed at the Facility; including all services and tangible things required by the County, standards or directives; to include access to a law library.



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     S. The  Contractor  shall  provide  transportation  for inmates to and from locations within Gallup, New Mexico, including taking Native Americans to the Indian Health Services Hospital in Gallup, as required for Court hearing,
medical   reasons  or  other   pertinent   reasons.   It  is  the   Contractor's
responsibility to provide armed security for inmates outside the Facility except as noted in section 5.10 of this Agreement.

     4.02 Contractor, with the County's assistance, where needed, shall obtain and maintain all of the proper and required local, State and federal permits, licenses and certifications necessary for the Facility to serve as an Adult Detention Facility. The Contractor shall maintain such certifications as required. If, after such certifications have been obtained, the Contractor is required by the County, State law, other applicable law, court order, rules and procedures, or ACA standards, to perform additional work or services, or to modify the Facility, the County and the Contractor shall consult and, if appropriate, agree upon a temporary increase in the schedule of payments sufficient over a reasonable period of time to reimburse the Contractor for the cost of such operational modifications.

     4.03 Notwithstanding anything contained herein to the contrary, the County shall have no liability for any employees, agents, subcontractors or assigns of the Contractor. The Contractor hereby agrees to indemnify and hold the County and its officials, officers, or employees, harmless from all costs, claims, expenses and liabilities whatsoever which may be incurred by or arising from any and all acts done or omitted to be done by Contractor or employees, agents, subcontractors and assigns of the Contractor, in connection with services performed or to be performed under this Agreement. The Contractor shall provide the County with copies of incident reports and claims and the types of claims made against the Contractor each quarter.

     4.04 The interviewing, hiring, training, assignment, certification, control, management compensation, promotion and termination of all members of the Facility's administration and staff shall be the responsibility and obligation of the Contractor. The Contractor shall furnish reports on such matters to the County when so requested. The Contractor will use its best efforts to hire and train local personnel. Staffing shall conform to the following:

     A. The qualifications, selection, training and staff development shall comply with County standards, and written job descriptions for all employee positions at the Facility shall be prepared and provided to the County.

     B. A sufficient number of trained, qualified employees shall be on duty, awake and fully dressed at all times to meet all contractual requirements and to monitor Facility control, security end inmate safety.

     C. The County shall be notified within 72 hours of any


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change in the position of Facility Administrator.

     D. Adequate staff with provision for supervision of male and female inmates shall be maintained in accordance with all legal requirements, including County standards.

     E. Hiring preference shall be given to current, qualified jail employees.

     4.05 The Contractor shall use the best efforts to purchase goods and services within the County.

     4.06 The Contractor is associated with the County for the purposes and to the extent set forth in this Agreement for the performance of operations and management services for the Facility, and Contractor is and shall be an independent contractor and, subject to the terms of this Agreement, shall have the sole right to supervise, manage, operate, control, and direct the performance of the details incident to its duties under this Agreement. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of an employer-employee or principal agent, or to otherwise create any liability for the County whatsoever with respect to the indebtedness, liabilities, and obligations of the Contractor. The Contractor shall be solely responsible for payment of all federal income, F.I.C.A., and other taxes owed or claimed to be owed by the Contractor, arising out of this Agreement, and the Contractor shall indemnify and hold the County harmless from and against, and shall defend the County against any and all losses, damages, claims, costs, penalties, liabilities, and expenses whatsoever arising or incurred because of, incident to, or other-wise with respect to any such taxes.

     4.07 The Contractor shall maintain the exterior walls, roof, foundation, and all outside utilities in good repair, except for reasonable wear and tear. Such maintenance includes the duty to repair and/or replace components of the building that may be damaged due to neglect; with quality equivalent to the original component.

     A. The Contractor shall not be liable to make repairs or replacement to any exterior wall, roof, foundation, or outside utility that is the result of design or construction flaws. The County shall pass through to the Contractor any and all warranties from the Project Design/Builder.

     4.08 The Contractor shall provide the services hereinafter set forth at its own expense and risk:

     A.  Maintain  all  interior  walls  and  ceilings,   window  glass,  doors,
electrical fixtures, and plumbing fixtures in good repair; painting all interior wall, as required, and furnishing furnace filters.



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     B. Include all usual janitorial and maintenance  service including sweeping and mopping of floors, trash disposal, cleaning of window, dusting and replacement of light bulbs.

     C. Shall maintain grounds of the Facility, mowing, trimming, watering of plants and lawn to maintain a good cosmetic appearance of the grounds.

     D. Periodically have the Facility fumigated and/or sprayed for insects and rodents.



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                                  ARTICLE FIVE
                                  Medical Care



     5.01 Basic medical care will be made available by Contractor, at Contractor's sole cost, to all inmates housed at the Facility. For the purposes of this Agreement, basic medical care shall be limited to any condition which can be "self-treated" by the inmates or which may be treated by a lay technician acting under guidelines provided by a medical doctor, including first aid for emergencies. This shall include dispensing, "over the counter" medications which have been approved for inventory by the Facility's medical authority.

     5.02 Consistent with its duties to provide basic medical care the Contractor shall establish a program which includes:

     A. The training of all supervisory staff in emergency first aid procedures and cardiopulmonary resuscitation (CPR).

     B. Adopting written medical backup plans which are communicated to all employees and inmates.

     C. Maintaining, sufficient first aid supplies and equipment to adequately support the overall basic medical care requirements of the inmate population.

     D. Maintaining, replacing and replenishing medical first aid supplies and equipment in accordance with prescribed standards recognized or approved by a licensed health authority or organization that has expertise to evaluate, assess and determine the potential need for or condition of the required first aid supplies and equipment.

     5.03  State   certification  shall  apply  to  all  health  care  personnel responsible for dispensing medical services to inmates.

     5.04 Except as required by lawful authority, the Contractor will not accept or admit into the Facility any offender who represents a significant health or medical risk. Arresting Officers must have a release from a physician for any arrestee that has obvious medical problems such as cuts, broken bones, etc. prior to bringing the offender to the Facility.

     5.05 The Contractor shall develop workplace guidelines which addresses all airborne and blood borne pathogens, communicable diseases including HIV. Contractor shall develop policies of confidentiality and an employee/client education program in compliance with State laws.

     5.06 The Contractor shall provide the County with copies of all


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medical related  policies and procures at, on or before the commencement of this Agreement.

     5.07 Inmates shall receive a physical screening by qualified health care personnel within seven days of admittance into the Facility. Facility nursing staff shall perform the screenings and make referrals to the local hospital as required.

     5.08 Inmate medical files shall be confidential and accessed by authorized health care personnel only.

     5.09 All prescription drugs, prostheses, dental treatment, psychiatric care, eye glasses and medical treatment that is not a part of the routine treatment at the Facility shall be at the expense of the inmate or the County.

     5.10 Should an inmate be hospitalized for any reason, the Contractor shall be responsible for maintaining security, including the Indian Health Services Hospital in Gallup, of the inmate for the first seventy-two (72) hours. Security of inmates hospitalized for more than 72 hours shall be the responsibility of the County.

     5.11 The Contractor shall provide psychological evaluation and counseling for inmates as necessary at the Facility.



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                                   ARTICLE SIX
                            Compliance With Standards


     6.01 The Contractor shall prepare and adopt, prior to admitting any inmate to the Facility, a Procedures Manual for the operation of the Facility so as to assure that the Facility is operated fully in accordance with State and other applicable laws and regulations, rules and procedures promulgated by the County and applicable standards promulgated by the ACA. The Contractor shall, from time to time, make such modifications and corrections in the said Procedures manual as are necessary to keep the Facility in compliance with such laws, regulations and standards. The County and the Contractor agree that the Facility shall be operated according to those applicable standards established by the American Correctional Association in the STANDARDS FOR ADULT ' LOCAL DETENTION FACILITIES third edition; except where specific exception is noted in this Agreement.

     6.02 The Contractor shall require that all employees at the Facility are adequately trained and certified, as appropriate, to perform at standards required by State and other applicable law, the rules of the County and the applicable ACA standards.

     6.03 The County and the Contractor shall agree upon a monitoring plan to assure compliance with this agreement. The Contractor shall develop and submit to the County a detailed plan, illustrating how Contractor intends to facilitate evaluation and monitoring of operations, prior to receiving any inmate.

     6.04 Notwithstanding, any other term or provision of this Agreement, the minimum standards for operation and management of the Facility shall be the standards developed by the County and those applicable ACA standards agreed upon by the County and the Contractor.



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                                  ARTICLE SEVEN
                              Duties of the County

     7.01 The County shall cooperate with the Contractor in all matters of law enforcement, security and communications and shall employ its reasonable influence and persuasion to obtain such cooperation from the law enforcement agencies within the County and Slate

     7.02 The County shall assist and cooperate with the Contractor in obtaining and providing information needed by the Contractor in the screening of candidates for employment; NCIC checks and driving records. The Contractor is responsible for background and employment history checks.

     7.03 It is agreed that the first priority for bed space in the Facility is to assure space is available for such persons that are detained by the County Sheriff, and the New Mexico State Police, and the city of Gallup. However, the County and Contractor agree it shall be to their mutual benefit that the Facility be utilized by an inmate population within the design limits of bed capacity. To this end, and throughout the term of the Agreement, the County and Contractor agree to cooperate and work to manage and limit vacancies by contracting with other jurisdictions, the Navajo Nation, the Pueblo of Zuni, and the City of Gallup for the housing of their offenders.



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                                  ARTICLE EIGHT
                     Inmate Programs, Monitoring & Staffing

     8.01 The Contractor shall provide housing, supervision and programs for all inmates including adult remedial education, counseling, and other education and training as required by law or the County.

     8.02 Orientation-All inmates entering the Facility shall complete an orientation that includes:

     A. Intake booking, including but not limited to fingerprinting and mug shot according to the appropriate State statutes.

     B. Physical examination within seven days of confinement.

     C. Orientation to Facility rules and regulations.

     D. Classification assignment.

     E. Education, counseling assessment.

     F. HIV orientation and education.

     G. Literacy screening.

     H. Other programs required by law or the County.

     8.03 Participation by inmates in programs shall be made available by the Contractor at no cost to the inmate.

     8.04 Appropriate safeguards shall be established to enable the Contractor to closely monitor the whereabouts of each inmate, including a daily system and periodic accounting for all inmates assigned to the Facility and providing that such inmates shall only be allowed to, leave the Facility to conduct court approved business. Written policy and procedure shall follow those guidelines from the ACA and guidelines based on generally accepted security practices.

     8.05 The Contractor shall provide a designated area for family visitation which shall accommodate visitors and also provide shelter during inclement weather. Family visits shall be allowed five days a week during hours specified by the Contractor.

     8.06 The Contractor shall adopt Disciplinary procedures including procedures for the processing of violations and setting the types of sanctions which may be imposed. Each inmate shall be given the Disciplinary Rules included in the Orientation Handbook during intake.

     8.07 The Contractor shall be responsible for maintaining accurate and complete file records, reports as necessary for each inmate. Safeguards will be established for the protection and


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confidentiality  of inmate  records.  Records  shall only be  disclosed  to authorized persons on a need to know basis. Inmate records shall be maintained for A period of three years after discharge from the Facility. Files shall include:

     A. Identification data, including but not limited to fingerprinting and mug shot according to the appropriate State statutes.

     B. Conditions of Confinement.

     C. Intake forms and assessments.

     D. Classification committee records.

     E. Correspondence.

     F. Disciplinary record.

     G. Incident reports.

     H. Release of information forms.

     1. Medical records (in a separate file).

     8.08 Inmate labor shall only be used to support the Facility or in Community Service projects. No inmate shall perform personal services or labor for any employee of the Facility.

     8.09 Inmate trustee status shall only be given to those inmates that meet all requirements of being appointed as a trustee:

     A. Inmate must not have an aggravated with bodily harm or sexual offense.

     B. Inmate must be a resident of McKinley County, New Mexico.

     C. Inmate, with a bond administrative approval, who is a resident of a county directly adjoining McKinley County.

     D. Any other inmate that has been approved by the Classification Committee.

     E. Inmate must not have an escape offense on record.

     F. Inmate must be approved by the Classification Committee for trustee status.




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                                  ARTICLE NINE
                             Liability and Indemnity



     9.01 The County and the Contractor agree to jointly and severally act to ensure that neither becomes responsible for any such actions taken with regard to any inmate prior to the delivery of such inmate to the Contractor's employees, officers, and agents at the Facility. To the extent possible and allowed by law, the County and Contractor will insure that all inmate agreements and contracts with other jurisdictions provide that the contracting jurisdiction shall, to the extent allowed by law, defend, indemnify and hold harmless the County and Contractor for any claims, damages or losses arising, or alleged to have arisen from act or failures to act, including but not limited to claims of false arrest, false imprisonment, wrongful detention, violation of civil rights, and all other claims of a similar nature, occurring prior to the delivery of any inmate to the Facility, or occurring after the release of any inmate therefrom to the contracting jurisdiction or assigning agency.

     9.02 Contractor agrees to and hereby does defend, hold harmless and indemnify the County and its officers, directors, employees, agents and representatives from and against any and all claims, damages, demands, losses, costs, assessments and expenses incurred or suffered by the County that arise out of or result from any cause or claim or any negligent or wrongful act or failure to act pursuant to the provisions of this Agreement by the Contractor or its officers, employees, agents or representatives, or its subcontractors or assigns, but not including specifically, claims made that arise out of negligence of the officers, directors, employees and agents of the County while on the premises of the Facility.

     A. This indemnity(s) provisions(s) is not meant to violate the public policies regarding indemnity If a court of competent jurisdiction determines that the provisions of Section 56-7-1 NMSA 1978, as amended, are applicable to this Agreement, or any claim arising under this Agreement, then any Agreement to indemnify contained in this Agreement will not extend to liability, claims, damages, losses or expenses, including attorneys fees arising out of:

     (1) The preparation or approval, maps, drawings, opinions, reports, surveys, change orders, design or specifications by the orders, designs or specifications by the indemnity, or the agents or employees of the indemnities, or (2) the giving of or the failure to give directions or instructions by indemnify or the agents or employees of the indemnity, or such giving or failure to give directions or instructions is the primary cause of bodily injury to person or damage to property.

     9.03 The Contractor agrees to and does hereby assume responsibility for the maintenance and repair of the real and personal property that is (a) owned by the County or the Contractor; (b) is located at the Facility and; (c) is used by the Contractor in the operation or maintenance of the Facility.

     9.04 Notwithstanding the foregoing or an other term or provision or condition of this Agreement, as to third parties and third party claims, nothing in this Agreement is intended to nor shall be interpreted to: (a) waive or deprive the County or the Conductor of any legal defense; (b) give, grant or bestow any legal right, defense or benefit upon any third party; or; (c) deprive the County or the Contractor of the benefits of any legal defense including sovereign and official immunity, or the benefits of any law limiting damages.

                                   ARTICLE TEN
                                    Insurance

     10.01 Contractor shall obtain and maintain in force during the term of this Agreement beginning not later then the commencement date, at its sole cost, risk and expense and without charge or reimbursement by the County, the greater of,
(i) the amounts shown on Exhibit 1 or (ii) the State requirement under the Tort Claim Act. Save and except as hereafter modified by the parties in writing, such insurance shall be in addition to the coverage maintained or required to be maintained by the County and shall insure against all claims whatsoever against Contractor or County, or their officers, employees, agents and representatives in connection with the detention, care, security, housing and training of Inmates of the Facility, including but not limited to claims based on violations or alleged violations of civil right's arising from services performed by (contractor or its employees, agents, subcontractors or assigns pursuant to this Agreement.

     10.02 During the term of the Agreement or any extended Term hereof, the Contractor shall at its sole cost and expense obtain, keep and maintain in full force and effect, an insurance policy or policies providing worker's compensation Insurance (or its approved and authorized equivalent) in amounts not less than the amounts required by State law.

     10.03 Prior to the commencement date the Contractor shall assure County that the insurance required pursuant to this section 10.03 and Exhibit 1 is in full effect. The Contractor shall secure such insurance, or additional insurance, through companies licensed to do business in the State of New Mexico, and thereafter secure and maintain insurance coverages in effect as follows;

     A. A policy or policies of insurance insuring the Facility Buildings, premises furniture, fixtures and equipment against all casualty and hazard risks, and other risks of direct physical loss.

     B. A policy insuring against claims and liability for personal injuries, death or property damages that arise or are in any manner occasioned by premise defects or acts or negligence of the Contractor or others in the custody, operation or use of the Facility.

     C. All Contractor's vehicles (including those owned, leased, or hired), regardless of the purpose, shall be covered by automobile liability insurance in the amounts shown on Exhibit 1.

     D. All other Policies of insurance required by the County regarding the Facility.

     10.04 Save and except as specifically provided in this Article Ten, each and every insurance policy required by this Article Ten shall name the County as an additional insured and shall provide that such policy may not be canceled or modified except upon at least thirty calendar days notice in writing to both the Contractor and the County.

     10.05 Contractor shall provide to the County insurance certificates as proof of the insurance policies obtained, and if, through no fault of the Contractor, such insurance policies are canceled or endorsed in such a way as to limit such insurance coverage, Contractor shall provide the County written notice thereof immediately, and Contractor shall obtain, as soon as possible and at its own cost, replacement insurance. Should the Contractor not obtain sufficient insurance in a reasonable time, the County may obtain a policy to fulfill the obligation of the Contractor and shall adjust payments to the Contractor to cover the premium cost of such insurance purchased by the County.

     10.06 The County shall be responsible for providing workers compensation coverage and liability insurance for its officers, agents and employees, and insurance for County property, with exception of that properly provided by the developer, used or stored at the Facility. Personal property of County employees or Contractor's employees stored or used at the Facility, the responsibility of the owners and not of the County, the Contractor nor their respective insurers.

     10.07 Should any required policy lapse from non-payment, the County may provide the policy at the Contractor's expense.

                                 ARTICLE ELEVEN
                            Monitoring by the County

     11.01 The County shall regularly monitor the operation of the Facility, and, to this end, the County's designated representative may conduct a thorough on-site inspection of the liability at least once during each month throughout the term of this Agreement. Such monitoring by County shall not relieve the Contractor of any duties, standards of care or responsibility. The County shall be given full access to conduct, and will conduct, any other inspection required by law.



                                 ARTICLE TWELVE
                              Additional Provisions



     12.01 Notwithstanding Contractor's obligation to perform, or cause to be performed, all duties and services set forth in this Agreement in consideration of the compensation to be paid hereunder to Contractor, the County and Contractor recognize and agree that operation changes, and additional Services desired by jurisdictions contracting for placement of inmates, may, at some future time, require that Contractor provide service not included in the terms of this Agreement In such event, the County and the Contractor shall negotiate and execute written terms, conditions and amendments hereto or supplementary agreements prior to any such services being provided or compensation earned.

     12.02 In the event of the occurrence of any damage to or loss of the Facility that materially affects the continued operation of the Facility the Contractor shall immediately notify the County of such loss or damage. If insurance proceeds are available, the Contractor shall immediately proceed to obtain repair and reconstruction of the Facility in consultation with the County only as to the plans and quality of repair. The County has no obligation to appropriate funds for this purpose, except insurance proceeds revolved therefor. If the County decides that the damage is too extensive to repair or reconstruct and decides not to rebuild the Facility, this Agreement shall terminate immediately upon such determination.

     12.03 The Contractor shall not sell, assign, transfer, convey or encumber, in whole or in part, their Contract or any right, interest, duty or obligation of performance herein or hereunder or suffer or permit any such assignment, transfer or encumbrance to occur by operation of law.

     12.04 All subcontractors for counseling, education and employee services at the Facility are subject to the approval of an authorized representative of the County, which approval will not be unreasonably withheld.

                                ARTICLE THIRTEEN
                             Default and Termination



     13.01 Each of the  following  shall  constitute  an Event of Default by the
Contractor:

     A. A material failure to keep, observe, perform, meet or comply with any covenant, Agreement, term or provision of this Agreement which is the duty of the Contractor hereunder, which failure continues for a period of 90 days after the Contractor has been provided written notice thereof.

     B. A material failure to meet or comply with any Court Order; the standards, rules and regulations of the County or any federal or State requirement or law; which failure continues for a period of 90 days after written notice thereof of the Contractor.'

     C. The discovery by the County that any material statement, representation, or warranty herein or made is support of the award of this Agreement to the Contractor is false, misleading or erroneous in a material respect.

     D. Failure of the Contractor to timely pay trade creditors, utility suppliers payroll and other operational expenses; timely payments shall be within ninety days of billing.

     E. Failure of the Contractor to comply with the terms of the Operations and Management Agreement.

     13.02 Upon the occurrence of an Event of Default and if the Contractor believes that it cannot be corrected within the 90 days allowed to cure period, and if the Contractor, through a diligent, on-going, and conscientious effort to correct the default believes that the cure will take longer than 90 days, the Contractor may submit a plan for a cure to the County. Upon receipt of the plan and review by the County, the County may at its discretion approve or disapprove of the plan. If the County approves of the plan, the County agrees that it will not exercise its remedies hereunder so long as the Contractor takes diligent, on-going conscientious action to cure the default. If the County disapproves of the Contractor s plan, the County will identify corrective actions necessary to be taken and give a specific time frame for correction.

     13.03 In the event of a bankruptcy, reorganization, debt arrangement, moratorium, proceeding under any bankruptcy or insolvency law, or dissolution or liquidation proceeding is instituted by or against the Contractor, this Agreement shall be reviewed immediately by the County and determination made as to continue the contractual agreement or modify the agreement to ensure that the County is not liable for contractor s debt.

     13.04 The Contractor may terminate this Agreement at its sole discretion in the event that sufficient funds are not provided or appropriated by the County to pay the amounts due the Contractor for services provided under Article 3 of this Agreement; if the failure of funding arises from matters beyond the control of the Contractor and is without fault or negligence of the Contractor

                                ARTICLE FOURTEEN
                               Non-Discrimination

     14.01 The Contractor shall not discriminate against any employee, inmate or subcontractor with regard to race, color, handicap, religion, sex, national origin or age.

     14.02 The Contractor agrees to place in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this non-discrimination clause and that all advertisements for employment shall state that the Contractor is an Equal Opportunity Employer.

     14.03 The contractor shall make every effort to use under utilized businesses minority and female owned businesses and suppliers in the performance of this Agreement.

                                 ARTICLE FIFTEEN
                            Applicable Law and Venue

     15.01 This Agreement shall be construed under and in accordance with the laws of the State of New Mexico, and all obligations created hereunder are performable in McKinley County, New Mexico. Venue shall lie and be in McKinley County, New Mexico.

                                 ARTICLE SIXTEEN
                               Legal Construction

     16.01 In case any one or more of the provisions contained in the Agreement shall, for any reason, be held invalid, illegal or unenforceable, and such is not a material provision, such validity, illegality or unenforceability shall not effect any other provision hereof.

                                ARTICLE SEVENTEEN
                                   Amendments

     17.01 This Agreement may be amended only in writing, with such written instrument approved and executed by both the County and the Contractor.

                                ARTICLE EIGHTEEN
                         Compliance With Federal Tax law

     18.01 The Contractor acknowledges and agrees that the Facility has been financed with tax exempt bonds issued by the County under the provisions of the Internal Revenue Code of 1986, as amended. Therefore, this Agreement is required to comply with Rev. Proc. 93-19 promulgated by the Internal Revenue Service and other regulations/guidelines which may hereafter be promulgated by the Internal Revenue Service for management contracts such as this Agreement. Consequently, the Contractor and County agree that this Agreement shall be construed in a manner necessary to satisfy the terms and conditions of Rev.Proc.93-19 and other future regulations/ guidelines and, if necessary to protect and preserve the tax exempt; status of bonds issued by the County to finance the Facility, shall be modified to meet those requirements.


                                ARTICLE NINETEEN
                               Election Authority

     19.01 By his or her signature below, each signatory individually certifies that he or she is the properly authorized agent or officer of the applicable party hereto and has the necessary authority to execute this Agreement on behalf of such party, and each party hereby certifies to the other that any resolutions necessary to create such authority have been duly passed and are now in full force and effect.

                                 ARTICLE TWENTY
                                Entire Agreement

     20.01 This Agreement constitutes the sole and only Operations and Management Agreement of the Parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the within subject matter.

     This Agreement entered into as of the day and year first written on Page 1 of Agreement.

Board of Commissioners/McKinley County, New Mexico/Gallup, New
Mexico


-------------------------
Earnest C. Becenti, Sr.
Chairperson


-------------------------
Bennie Shelly
Commissioner


-------------------------
Sharon Richards
Commissioner


ATTEST:

-----------------------
Carol K. Sloan
McKinley County Clerk

Correctional Services Corporation, Sarasota, Florida

By ______________________
         Ira Cotler


Title  ECP- Finance

EXHIBIT 1
Minimum Insurance Coverage


TYPE COVERAGE                           LIMIT
                                        Per Occurrence         $5,000,000

Comprehensive General Liability         Aggregate              $10,000,000
Including Civil Rights


Workers Compensation                    Statutory Amounts
Automobile Liability                    $2,000,000